UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices)
(212) 874-8282
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e), (f)
     On April 30, 2007, The Princeton Review, Inc. (the “Company”) filed its Proxy Statement for its 2007 Annual Meeting of Stockholders with the Securities and Exchange Commission. The Summary Compensation Table included in the Proxy Statement did not contain the amount of the bonuses payable to the named executive officers identified below in accordance with Instruction 2 to Item 402(b)(2)(iii) and (iv) of Regulation SK, as the amounts of such bonuses could not be calculated as of the most recent practicable date.
     On May 25, 2007, the Compensation Committee of the Board of Directors made a determination as to the award of the following bonuses for the 2006 fiscal year to the following named executive officers of the Company:

			Total 2006	Total 2006
			Compensation as	Compensation
			Reported in Proxy	Including
Named Executive Officer	2006 Bonus		Statement	Bonus
Mark Chernis	$0		$574,112	$574,112
Margot Lebenberg	$65,104	*	$300,694	$365,798

*	Awarded in the form of 10,016 shares of Restricted Stock, which fully vests on June 4, 2007. Calculated based on a closing price of $6.50 per share on the Nasdaq Global Market on the grant date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2007

THE PRINCETON REVIEW, INC.
By /s/ Stephen Melvin
Name:	Stephen Melvin
Title:	Chief Financial Officer